                                                                     EXHIBIT 4.4

                                  AMENDMENT TO

                             NOTE PURCHASE AGREEMENT

                        AND REGISTRATION RIGHTS AGREEMENT



         This is the First Amendment (the "Amendment") to that certain Note Purchase Agreement entered into on May 6, 2002 (the "Note Purchase Agreement"), and that certain Registration Rights Agreement entered into on May 6, 2002 (the "Registration Rights Agreement"), by and among SERVICEWARE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), C.E. UNTERBERG, TOWBIN PRIVATE EQUITY PARTNERS II, L.P. and certain other purchasers identified on Schedule 1 to the Note Purchase Agreement and Registration Rights Agreement.

         WHEREAS, the Note Purchase Agreement provides for the purchase from the Company of up to $3,000,000 in principal amount of the Company's 10% Senior Unsecured Convertible Notes (the "Notes"), with $1,425,000 of the Notes purchased in the first tranche which closed on May 6, 2002, and the remaining $1,575,000 of the Notes to be purchased in the second tranche which shall close simultaneously with the execution of this Amendment (the "Second Tranche"); and

         WHEREAS, as an inducement to Purchasers to enter into the Note Purchase Agreement, the Company and the Purchasers entered into the Registration Rights Agreement; and

         WHEREAS, the Purchasers and the Company wish to change the amount of Notes to be purchased in the Second Tranche and to increase to $1,825,000 the aggregate amount of Notes to be purchased in the Second Tranche; and

         WHEREAS, each of THOMAS I. UNTERBERG ("Thomas"), JOHN P. ROSENTHAL ("Rosenthal"), JOHN J. F. SHERRERD ("Sherrerd"), ELLEN U. CELLI ("Celli"), EMILY
U. SATLOFF ("Satloff") and BIRCHMERE VENTURES II LP ("Birchmere") wish to become parties to the Note Purchase Agreement and Registration Rights Agreement and to purchase in the Second Tranche the amount of Notes set forth on Schedule I attached hereto (Thomas, Rosenthal, Sherrerd, Celli, Satloff and Birchmere are hereinafter referred to individually as an "Additional Purchaser" or collectively as the "Additional Purchasers"); and

         WHEREAS, certain Purchasers under the Note Purchase Agreement no longer wish to purchase Notes in the Second Tranche, and the Company wishes to release such Purchasers from their obligations to purchase Notes in the Second Tranche; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

         1. Capitalized terms used herein shall have the same meanings set forth in the Note Purchase Agreement and the Registration Rights Agreement, as applicable.

         2. NOTE PURCHASE AGREEMENT.

             A. The definition of "Purchaser" is hereby amended to include each of the Additional Purchasers as a Purchaser for all purposes of the Note Purchase Agreement.

             B. Each Additional Purchaser hereby acknowledges that it has received a copy of the Note Purchase Agreement and does hereby make each of the representations and warranties set forth in Article IV of the Note Purchase Agreement.

             C. Each Additional Purchaser hereby agrees to be bound by the terms of the Note Purchase Agreement, as hereby amended.

             D. To reflect the modifications to the Note Purchase Agreement as contemplated by this Amendment, Schedule 1 to the Note Purchase Agreement is hereby amended to read as indicated on Schedule 1 attached to this Amendment.

             E. All references to the Notes under the Note Purchase Agreement shall be deemed to refer to an aggregate of up to $3,250,000 in principal amount of the Company's 10% Senior Unsecured Convertible Notes and the Second Tranche shall be deemed to refer to $1,825,000 in principal amount of Notes being purchased simultaneously herewith.

             F. The parties hereto hereby agree to release each of C. E. Unterberg, Towbin Capital Partners I, L.P. and Marjorie and Clarence E. Unterberg Foundation, Inc. from its obligation under the Note Purchase Agreement to purchase Notes in the Second Tranche.

             G. Except as expressly modified herein, the Note Purchase Agreement shall remain in full force and effect.

         3. REGISTRATION RIGHTS AGREEMENT.

             A. The Registration Rights Agreement is hereby amended to include each Additional Purchaser in the definition of "Holder" and to grant to each Additional Purchaser the same rights granted to each of the Holders under the Registration Rights Agreement.

             B. Each Additional Purchaser hereby agrees to be bound by the terms of the Registration Rights Agreement, as hereby amended, including but not limited to the indemnification provisions of Section 2.8.

             C. To reflect the modifications to the Registration Rights Agreement as contemplated by this Amendment, Schedule 1 to the Registration Rights Agreement is hereby amended to read as indicated on Schedule 1 attached hereto.

             D. Section 2.1 of the Registration Rights Agreement is hereby amended to extend from 30 days to 46 days the number of days after the Original Issue Date by which the Company must file a Registration Statement on Form S-3 with the Commission and to extend from 120 days to 136 days the number of days after the Original Issue Date by which such Registration Statement must be declared effective by the Commission.

             E. Except as expressly modified herein, the Registration Rights Agreement shall remain in full force and effect.

         4. This Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the 19th day of June, 2002.

                                 SERVICEWARE TECHNOLOGIES, INC.

                                 By:            /S/
                                      ------------------------------------------

                                 Name: Richard Liebman
                                       -----------------------------------------

                                 Title: Chief Financial Officer
                                        ----------------------------------------


                                 C.E. UNTERBERG, TOWBIN PRIVATE
                                 EQUITY PARTNERS II, L.P.

                                 By:            /S/
                                      ------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------


                                 C.E. UNTERBERG, TOWBIN PRIVATE
                                 EQUITY PARTNERS II-Q, L.P.

                                 By:              /S/
                                      ------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------


                                 C.E. UNTERBERG, TOWBIN CAPITAL
                                 PARTNERS I, L.P.

                                 By:              /S/
                                      ------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------


                                 MARJORIE AND CLARENCE E.
                                 UNTERBERG FOUNDATION, INC.

                                 By:                   /S/
                                      ------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------

                                    /s/
                                 ----------------------------------------------
                                 WILLIAM NEWLIN


                                 NATIONAL CITY BANK OF PENNSYLVANIA,
                                 TRUSTEE UNDER THE AGREEMENT DATED JUNE 29,
                                 1981, BUCHANAN INGERSOLL, P.C. RETIREMENT PLAN SHARE OF WILLIAM R. NEWLIN

                                 By:                   /S/
                                      ------------------------------------------

                                 Name:
                                       -----------------------------------------

                                 Title:
                                        ----------------------------------------

                                 ADDITIONAL PURCHASERS
                                 ---------------------

                                 BIRCHMERE VENTURES II LP


                                 By:
                                     -------------------------------------------
                                          Gary G. Glausser, Partner and CFO


                                        /s/
                                 -----------------------------------------------
                                 THOMAS I. UNTERBERG


                                        /S/
                                 -----------------------------------------------
                                 JOHN P. ROSENTHAL


                                        /s/
                                 -----------------------------------------------
                                 JOHN J. F. SHERRERD


                                        /S/
                                 -----------------------------------------------
                                 ELLEN U. CELLI


                                        /S/
                                 -----------------------------------------------
                                 EMILY U. SATLOFF

                                   SCHEDULE 1

                       INVESTORS AND ADDRESSES FOR NOTICES


----------------------------------------------------------------------------- -----------------------------------------
PURCHASER                                                                                PRINCIPAL AMOUNT OF
                                                                                          NOTES PURCHASED
----------------------------------------------------------------------------- --------------------- -------------------
                                                                                 First Tranche        Second Tranche
----------------------------------------------------------------------------- --------------------- -------------------
C.E. Unterberg, Towbin Private Equity Partners II, L.P. (1)                              $ 132,146          $  117,510
----------------------------------------------------------------------------- --------------------- -------------------
C.E. Unterberg, Towbin Private Equity Partners II-Q, L.P. (1)                              867,854             927,490
----------------------------------------------------------------------------- --------------------- -------------------
C.E. Unterberg, Towbin Capital Partners I, L.P. (1)                                        265,000                 -0-
----------------------------------------------------------------------------- --------------------- -------------------
Marjorie and Clarence E. Unterberg Foundation, Inc. (1)                                    125,000                 -0-
----------------------------------------------------------------------------- --------------------- -------------------
William R. Newlin (2)                                                                       25,000                 -0-
----------------------------------------------------------------------------- --------------------- -------------------
National City Bank of Pennsylvania, Trustee under the Agreement dated June                  10,000                 -0-
29, 1981, Buchanan Ingersoll, P.C. Retirement Plan Share of  William R.
Newlin (3)
----------------------------------------------------------------------------- --------------------- -------------------
Birchmere Ventures II LP (4)                                                                   -0-             250,000
----------------------------------------------------------------------------- --------------------- -------------------
Thomas I. Unterberg (5)                                                                        -0-             200,000
----------------------------------------------------------------------------- --------------------- -------------------
John P. Rosenthal (5)                                                                          -0-              50,000
----------------------------------------------------------------------------- --------------------- -------------------
John J. F. Sherrerd (5)                                                                        -0-             180,000
----------------------------------------------------------------------------- --------------------- -------------------
Ellen U. Celli (5)                                                                             -0-              50,000
----------------------------------------------------------------------------- --------------------- -------------------
Emily U. Satloff (5)                                                                           -0-              50,000
----------------------------------------------------------------------------- --------------------- -------------------
TOTAL                                                                                  $ 1,425,000         $ 1,825,000
----------------------------------------------------------------------------- --------------------- -------------------


(1)          Address is 350 Madison Avenue, 11th Floor, New York, New York,
             10017

(2)          Address is 752 Fleming Lane, Sewickley, Pennsylvania 15143

(3)          Address is c/o National City Bank of Pennsylvania, Attn: Raymond J.
             Rafferty, 20 Stanwix Street, 16th Floor, Pittsburgh, Pennsylvania 15222, with a copy to Mr. Newlin at c/o Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219-1410

(4) Address is One North Shore Center, Suite 201, 12 Federal Street, Pittsburgh, PA 15212.

(5) Address is c/o C. E. Unterberg, Towbin, 350 Madison Avenue, 11th Floor, New York, New York, 10017